UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2023 (the “Effective Date”), Tracon Pharmaceuticals, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Inhibrx, Inc. (“Inhibrx”). Under the terms of the Agreement, the Company granted a non-exclusive and non-transferable license of its product development platform to Inhibrx for the design, conduct and administration of clinical trials and related research and development activities, including activities relating to regulatory filings, submissions and approvals (the “Tracon PDP License”). The Tracon PDP License will allow Inhibrx to use the Company’s configuration documentation with a widely used software package in addition to use of the Company’s validation and qualification of the software package, and the Company’s standard operation procedure documents, policies, work instructions, and clinical operation templates (the “Licensed Technology”). Upon Inhibrx’s request during the first six months after the Effective Date, the Company is obligated to provide up to 500 hours of training (“Technical Support”) to Inhibrx. Pursuant to the Agreement, Inhibrx will make an upfront payment of $3.0 million to the Company, plus a potential $0.2 million (i) upon the completion of the Technical Support by the Company, or (ii) six months following the Company’s delivery of the Licensed Technology, whichever is earlier.

The Agreement may be terminated at any time by mutual agreement of the parties. Either party may also terminate the Agreement in its entirety immediately upon notice of the other party’s material breach if such party fails to cure the breach in accordance with the terms of the Agreement. Either party may also terminate the Agreement in its entirety upon certain insolvency events involving the other party or upon a change of control in the Company.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which the Company plans to file as an exhibit to its next Annual Report on Form 10-K.

Item 8.01 Other Events.

On November 20, 2023, the Company issued a press release announcing the Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 20, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRACON Pharmaceuticals, Inc.

Date:	November 20, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer